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                                  EXHIBIT 23.1


March 31, 2000


               CONSENT OF JONES, JENSEN & CO. INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the First Year 2000 General Consultants Stock Compensation Plan, of our report dated June 30, 1999, with respect to the consolidated financial statements and schedules of Chequemate International, Inc. included in its Annual Report on Form 10-KSB/A for the year ended March 31, 1999, filed with the Securities and Exchange Commission.


/s/ Jones, Jensen & Company
JONES, JENSEN & COMPANY















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